EXHIBIT 99.2

CONFORMED COPY

$300,000,000

DYNEGY HOLDINGS INC.

9.875% Second Priority Senior Secured Notes due 2010

10.125% Second Priority Senior Secured Notes due 2013

PURCHASE AGREEMENT

September 30, 2003

CREDIT SUISSE FIRST BOSTON LLC

BANC OF AMERICA SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS INC.

c/o Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Ladies and Gentlemen:

1. Introductory. Dynegy Holdings Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”), an aggregate of U.S. $100,000,000 principal amount of its 9.875% Second Priority Senior Secured Notes due 2010 (the “2010 Notes”) and an aggregate of U.S. $200,000,000 principal amount of its 10.125% Second Priority Senior Secured Notes due 2013 (the “2013 Notes” and, together with the 2010 Notes, the “Notes”) to be issued under the indenture dated as of August 11, 2003 (the “Indenture”), among the Issuers (as defined below) and Wilmington Trust Company, as trustee (the “Trustee”), on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”). The Notes will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the “Guarantees” and, together with the Notes, the “Offered Securities”) by the subsidiary guarantors and the affiliate guarantors listed on the signature pages to this Agreement (each a “Guarantor” and, collectively, the “Guarantors” and, together with the Company, the “Issuers”). Terms used but not otherwise defined herein have meanings given to them in the Offering Document (as defined below).

The Company has previously issued an aggregate of U.S. $525,000,000 principal amount of its 9.875% Second Priority Senior Secured Notes due 2010 and an aggregate of U.S. $700,000,000 principal amount of its 10.125% Second Priority Senior Secured Notes due 2013 under the Indenture (collectively, the “Existing Notes”) and the Guarantors unconditionally Guaranteed the Existing Notes. The 2010 Notes and the 2013 Notes are an additional issuance of the Company’s existing 9.875% Second Priority Senior Secured Notes due 2010 and 10.125% Second Priority Senior Secured Notes due 2013, and will be treated as a single class with the $525 million principal amount of existing 9.875% Second Priority Senior Secured Notes due 2010 and $700 million principal amount of existing 10.125% Second Priority Senior Secured Notes due 2013, respectively, in each case, issued on August 11, 2003 pursuant to the Indenture.

Subject to the limitations with respect to NGL Assets as described in the Offering Document (as defined below), the Offered Securities will be secured, equally and ratably, by the grant to Wells Fargo Bank Minnesota, N.A., as collateral trustee (the “Collateral Trustee”), for the benefit of the holders of the Offered Securities (collectively, the “Secured Parties”), of a second priority lien (subject to Priority Liens, as each term is defined in the Description of the Notes sections of the Offering Document (as defined below)) on the equity securities of certain subsidiaries of Dynegy Inc., which includes the Company and certain of its subsidiaries, in each case as described in the Offering Document under the caption “Description of the Collateral” (the “Pledged Equity”), and certain of its other assets as described in the Offering Document under the caption “Description of the Collateral” (together with the Pledged Equity, the “Collateral”), as evidenced by the shared security agreement dated August 11, 2003 among the Issuers and the Collateral Trustee (the “Shared Security Agreement”) and the non-shared security agreement dated August 11, 2003 among the Issuers and the Collateral Trustee (the “Non-Shared Security Agreement”), the mortgages or deeds of trust as described in the Offering Document under the caption “Description of the Collateral” (the “Mortgages”) and the Intercreditor Agreement dated August 11, 2003 among the Issuers, the Collateral Trustee, the Priority Lien Debt Agent and the collateral trustee for the Priority Lien Debt (the “Intercreditor Agreement” and, together with the Shared Security Agreement, the Non-Shared Security Agreement and the Mortgages, the “Security Documents”).

As used herein, the term “Operative Documents” refers to this Agreement, the Indenture, the Offered Securities and the Security Documents.

2. Representations and Warranties of the Issuers. Each of the Issuers, jointly and severally, represents and warrants to, and agrees with, the several Purchasers that:

(a) A preliminary offering circular dated September 30, 2003 (the “Preliminary Offering Circular”) has been prepared by the Issuers and an offering circular dated the date hereof (the “Offering Circular”) relating to the Offered Securities has been prepared by the Issuers. Such Preliminary Offering Circular and Offering Circular, as supplemented as of the date of this Agreement, and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the “Offering Document,” which term shall include the documents and the portions of the documents specifically incorporated by reference therein (the “Incorporated Information”). The Preliminary Offering Circular did not, as of the date thereof, and the Offering Circular (in the form used by the Purchasers to confirm sales) as of its date does not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary Offering Circular or the Offering Circular based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC (“CSFB”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(b) No order or decree preventing the use of the Offering Document, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors, is contemplated.

(c) Each Issuer has been duly incorporated or formed and is an existing corporation, limited liability company, limited partnership or general partnership in good standing under the laws of its state of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent the failure to so qualify or be in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, results of operations or, to the knowledge of the Issuers, prospects of Dynegy Inc. and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Each Issuer has all requisite corporate power and authority to enter into this Agreement and the Offered Securities and each Issuer has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(d) Illinois Power Company has been duly incorporated and is an existing corporation in good standing under the laws of Illinois, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

(e) None of the Issuers nor any of their respective subsidiaries is (i) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers and their respective subsidiaries, taken as a whole, to which the Issuers or their respective subsidiaries is a party or by which the Issuers or any of their subsidiaries or their respective property is bound, except for alleged defaults with respect to certain agreements as disclosed in the Offering Circular under the caption “Business—Legal Proceedings”, or (ii) in violation of its respective charter or by-laws, operating agreement or other organizational document that governs the existence or administration of such entity, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(f) (i) As of June 30, 2003, each of the Company and Dynegy Inc. has an authorized capitalization as set forth in the Offering Document, under the heading “Capitalization of Dynegy Holdings Inc. – Actual,” and “Capitalization of Dynegy Inc. – Actual” respectively, (ii) all of the issued shares of capital stock of each of the Issuers have been duly and validly authorized and issued and are fully paid and non-assessable, (iii) all of the issued shares of capital stock of each subsidiary of Dynegy Inc. other than the Issuers have been duly and validly authorized and issued and are fully paid and non-assessable, and (iv) the capital stock of each subsidiary owned by the Company or a Guarantor, as the case may be, directly or through subsidiaries, is owned free from liens, encumbrances and material defects other than liens on Pledged Equity that secure the Offered Securities and the Priority Lien Debt.

(g) The Notes have been duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). On the Closing Date (as defined below), the Notes will conform to the descriptions thereof contained in the Offering Circular.

(h) The Guarantees to be issued by each of the Guarantors have been, or as of the Closing Date will have been, duly and validly authorized by each Guarantor and, when duly executed and delivered by each Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the attachment of the Guarantee thereto and the issuance of the Offered Securities in the sale to the Purchasers contemplated by this Agreement, will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). On the Closing Date, the Guarantees will conform to the description thereof in the Offering Circular.

(i) The Indenture has been duly and validly authorized, executed and delivered by each of the Issuers, and, assuming due authorization, execution and delivery by the Trustee, constitutes the valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law); and assuming the accuracy of the Purchasers’ representations and warranties and the Purchasers’ compliance with the agreements in Section 4 hereof and compliance with the limitations and restrictions contained under the heading “Transfer Restrictions” in the Offering Circular, no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”) is required in connection with the offer and sale of the Offered Securities contemplated hereby; and the Indenture conforms in all material respects to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture conforms to the description thereof in the Offering Circular.

(j) This Agreement has been, or as of the Closing Date will have been, duly authorized, executed and delivered by each of the Issuers.

(k) Each of the Security Documents (except for the Mortgages and Mortgage amendments listed on Schedule B hereto) has been duly authorized and validly executed and delivered by each of the Issuers that is a party to each such Security Document and constitutes a valid and legally binding obligation of the Company and each Guarantor party thereto, enforceable against the Company and each Guarantor party thereto in accordance with its terms, and each of the Mortgages and Mortgage amendments listed on Schedule B hereto has been, or as of the Closing Date will have been, duly authorized by each of the Issuers that is a party to each such Mortgage or Mortgage amendment and, when validly executed and delivered by such Issuers, will constitute a valid and legally binding obligation of the Issuers party thereto and will be enforceable against such Issuers party thereto in accordance with its terms subject, in each case, to (i) bankruptcy, insolvency, fraudulent transfer conveyance, reorganization, moratorium and similar laws of general applicability relating to creditors’ rights and to general equity principles, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(l) The Security Documents executed and delivered in connection with the issuance of the Existing Notes grant and create, and the Security Documents executed and delivered in connection with the issuance of the Offered Securities when executed and delivered to the Collateral Trustee at the Closing Date (or such later date pursuant to the last sentence of this clause) will grant and create, in favor of the Collateral Trustee for the benefit of the Secured Parties as security for all of the Secured Obligations, a valid and enforceable security interest in the Collateral and such security interests are, or will be, as the case may be, perfected second priority security interests (subject to Priority Liens) to the extent that a security interest in such Collateral may be perfected by the filing of Uniform Commercial Code Financing Statements. Each Mortgage that was executed and delivered at the time of the issuance of the Existing Notes has been delivered, duly acknowledged and, if required for recordation, attested and otherwise is in recordable form, and, except for certain Mortgages which are awaiting consent, the security interest of the Collateral Trustee in the real property described therein was duly perfected. When delivered at the Closing Date, each Mortgage or Mortgage amendment listed on Schedule B hereto will be delivered, duly acknowledged and, if required for recordation, attested and otherwise will be in recordable form, and when such Mortgage or Mortgage amendment is filed for recordation and recorded in the filing office identified therein, the security interest of the Collateral Trustee in the real property described therein will be duly perfected. Each of the Company and Guarantors Issuers is a “registered organization” (as defined in Article 9 of the Uniform Commercial Code) as defined in, and under the law of, the state in which it is identified in the Indenture as being organized and at the Closing Date (or when the necessary filings have been made as promptly as practicable thereafter) all security interests granted under the Security Documents in Collateral consisting of personal property or fixtures are duly perfected to the extent such security interests may be perfected by filing upon the filing of the financing statements referred to in Section 6(c) hereof. As of the Closing Date, the representations and warranties contained in the Security Documents will be true and correct in all material respects. Notwithstanding the foregoing, to the extent that any regulatory notice, action or approval in the state of New York (“Regulatory Act”) is required in order to validly encumber an EWG or an interest in an EWG located in such jurisdiction that constitutes a part of the Collateral as contemplated by the Security Documents, then creation of the valid security interest contemplated by this clause shall not occur with respect to any such EWG or interest therein until such Regulatory Act has occurred, and the Issuers hereby agree to, and shall, use all commercially reasonable efforts to pursue and obtain all necessary Regulatory Acts in order to perfect security interests in the EWGs or interests therein as promptly as practicable following the date of this Agreement but which may not occur until after the Closing Date.

(m) None of the Indenture, the Existing Notes or, except as contemplated by (l) above, the Security Documents, has been amended or altered since the respective dates of its execution.

(n) The proposed amendment to the Credit Agreement (the “Fourth Amendment”) has been, or as of the Closing Date will have been, duly authorized by each of the Issuers and, on or prior to the Closing Date, will have been duly executed and delivered by each of the Issuers.

(o) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to mortgage the Projects that comprise, in part, the Collateral except as are (i) purely ministerial or (ii) Regulatory Acts as may be required in order to validly encumber an EWG or an interest in an EWG.

(p) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any of the Guarantors and any person that would give rise to a valid claim against the Company, any Guarantor or any Purchaser for a brokerage commission, finder’s fee or other like payment.

(q) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents in connection with the issuance and sale of the Offered Securities by the Issuers, except for (i) such filings with respect to the perfection of security interests on the Collateral and the Mortgages (and amendments thereto) to be made or otherwise delivered on or within a commercially reasonable time after the Closing Date, (ii) such as may be required under foreign or state securities laws, blue sky laws and related regulations, (iii) those that have been obtained or made on or prior to the Closing Date, (iv) those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially adversely affect the ability of the Issuers to perform their respective obligations under the Operative Documents and (v) such Regulatory Acts as may be required in order to validly encumber an EWG or an interest in an EWG.

(r) Assuming the effectiveness of the Fourth Amendment, on the Closing Date the execution, delivery and performance of the Operative Documents and the issuance and sale of the Offered Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuers or any of their respective subsidiaries or any of their properties (other than Regulatory Acts as may be required in order to validly encumber an EWG or Interest in an EWG), (ii) any agreement or instrument to which the Issuers or any of their respective subsidiaries is a party or by which the Issuers or any of their respective subsidiaries is bound or to which any of the properties of the Issuers or any of their respective subsidiaries is subject, or (iii) the charter or by-laws of the Issuers or any of their respective subsidiaries, except in the case of (i) and (ii), for such breaches, violations or defaults as could not reasonably be expected to have a Material Adverse Effect.

(s) Except as disclosed in the Offering Document or as could not reasonably be expected to have a Material Adverse Effect, each obligor under the Operative Documents (the “Obligors” and each an “Obligor”) has (i) good and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of its respective properties and assets reflected in its respective financial statements. All such properties and assets are free and clear of Liens except for Priority Liens and Permitted Liens.

(t) Except as disclosed in the Offering Document, each of the Issuers and their respective subsidiaries possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to any of the Issuers or their respective subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(u) Except as disclosed in the Offering Document, each of the Issuers and their respective subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by all governmental agencies, bodies or courts, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(v) No labor dispute with the employees of the Issuers and their respective subsidiaries, that could reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Issuers, is imminent.

(w) The Issuers and their respective subsidiaries own or possess on reasonable terms, adequate trademarks, trade names and other rights to patents, copyrights and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuers or any of their respective subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(x) Except as disclosed in the Offering Document, none of the Issuers or any of their respective subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign having jurisdiction over the Issuers or any of their respective subsidiaries or any of their respective properties, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Guarantor is aware of any pending investigation which might lead to such a claim.

(y) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Issuers, any of their respective subsidiaries or their respective properties that, if determined adversely to the Issuers, or their respective subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their respective obligations under the Operative Documents; and except as disclosed in the Offering Document no such actions, suits or proceedings are, to the Company’s or any Guarantor’s knowledge, threatened or contemplated.

(z) The financial statements included in the Offering Document present fairly the financial position of Dynegy Inc. and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(aa) Except as disclosed in the Offering Document, since the date as of which the information is given in the Offering Circular, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or, to the knowledge of the Issuers, prospects of the Issuers and their respective subsidiaries, taken as a whole and, except as disclosed in or contemplated by the Offering Circular, there has been no dividend or distribution of any kind declared, paid or made by Dynegy Inc. on any class of its capital stock.

(bb) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(cc) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act.

(dd) Dynegy Inc. has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to Dynegy Inc. and its consolidated subsidiaries is made known to the principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by Dynegy Inc.’s most recently filed quarterly report; and (iii) are effective in all material respects to perform the functions for which they were established.

(ee) Based on the most recent quarterly evaluation of its disclosure controls and procedures, Dynegy Inc. is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the ability of Dynegy Inc. to record, process, summarize and report financial data or any material weaknesses in internal controls, except as disclosed in the Offering Document; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(ff) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except (i) as disclosed in the Offering Document and (ii) for the system changes that have been made to correct the previously disclosed material weakness relating to the Company’s accounting software system and access thereto.

(gg) PricewaterhouseCoopers LLP who have certified certain financial statements of the Company and its subsidiaries are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(hh) Except as set forth in the Offering Document, none of the Issuers or any of their respective subsidiaries is (i) a “registered holding company,” or a “subsidiary company” or “affiliate” of a “registered holding company” within the meaning of the Public Utility Holding Company Act of 1935 (“PUHCA”); (ii) a “public utility company” as defined under Section 2(a) of PUHCA, with the exception of Illinois Power Company; (iii) subject to regulation under the Federal Power Act, as amended (“FPA”), other than as a power marketer or an “exempt wholesale generator” (“EWG”) with market-based rate authority, or as a “qualifying facility” (“QF”) under the Public Utility Regulatory Policies Act of 1978, as amended (16 U.S.C. § 796 et seq.) (“PURPA”), as contemplated by 18 C.F.R. § 292.601(c), with the exception of Illinois Power Company, or (iv) with respect to each of the power generation projects in which any of the Issuers or their respective subsidiaries has an interest that is a QF, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. § 292.602(c).

(ii) Each of the Company’s subsidiaries providing retail electric service in the states of Illinois, Michigan, New York and Texas has a validly issued order from the relevant state public utility or commerce commission to sell electricity on a retail basis, and such orders are not subject to any pending challenge, investigation, or proceeding, authorizing such subsidiary to engage in sales of electricity at retail under the laws of that state. None of the Company’s subsidiaries providing retail electric service is subject to any rate cap or mitigation measure other than rate caps and mititgation measures generally applicable to similarly situated retail service providers selling in the geographic market where such subsidiary conducts its business (and with respect to

Illinois Power Company, its geographic market shall be the State of Illinois and Illinois Power Company does not provide retail electric service outside the State of Illinois).

(jj) Except as disclosed in the Offering Document, each of the power generation projects certified as a QF under PURPA in which the Company or its subsidiaries has an interest meets the requirements for certification as a QF as set out in PURPA and the regulations of the Federal Energy Regulatory Commission (“FERC”) promulgated thereunder, as amended from time to time.

(kk) Each of the Guarantors and other subsidiaries of the Company that is an Eligible Facility within the meaning of Section 32 of PUHCA has received a determination from the FERC, not subject to any pending challenge, that it is an Exempt Wholesale Generator as that term is defined and used in PUHCA and in the FPA.

(ll) Each of the Issuers and their respective subsidiaries that sells power at market-based rates outside of the Electric Reliability Council of Texas, Inc. (“ERCOT”) has a validly-issued order from the FERC authorizing it to engage in wholesale sales of electricity, ancillary services in certain markets and, to the extent permitted under its market-based rate tariff, other products and services at market-based rates. The FERC has not issued any orders limiting the ability of each such entity to engage in the wholesale sales of electricity at market-based prices, and had not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other products at wholesale in the geographic market where each such entity conducts its business.

(mm) Each of the Company’s subsidiaries participating in the ERCOT wholesale electric market has registered with the Public Utilities Commission of Texas (“PUCT”) as a power generation company, and has authority to sell power at wholesale at a market-based rate that is not subject to any rate cap or mitigation measure other than those generally applicable to similarly situated marketers or generators selling electricity in the ERCOT wholesale electric market.

(nn) There are no pending complaints filed with the FERC seeking abrogation or modification of a contract for the sale of power by the Company or any of its subsidiaries.

(oo) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(pp) The offer and sale of the Offered Securities by the Issuers to the several Purchasers in the manner contemplated by this Agreement (assuming that the representations and warranties in Section 4 of this Agreement are true and correct and the Purchasers comply with the offer and sale procedures set forth in this Agreement) will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, and Regulation D and Regulation S thereunder.

(qq) None of the Issuers nor any of their respective affiliates, nor any person acting on its or their behalf (it being understood that no representation is made with respect to any Purchaser or any Purchaser’s affiliates or any of their representatives) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities other than the Existing Notes or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuers, their respective affiliates and any person acting on its or their behalf (it being understood that no representation is made with respect to any Purchaser or any Purchaser’s affiliates or any of their representatives) have complied and will comply with the offering restrictions requirement of Regulation S and the sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act. The Company and each of the Guarantors has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(rr) Except in connection with (1) the 4.75% convertible subordinated debentures due 2023 of Dynegy Inc. issued in a private placement pursuant to Rule 144A and Regulation S under the Securities Act, (2) the junior unsecured subordinated notes due 2015 of Dynegy Inc. issued or to be issued to Chevron USA pursuant to one or more valid exemptions from registration under the Securities Act, (3) the convertible preferred stock due 2033 of Dynegy Inc. issued or to be issued to Chevron USA pursuant to one or more valid exemptions from registration under the Securities Act and (4) as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Offered Securities registered pursuant to any Registration Statement.

(ss) None of the Company, any Guarantor, any of their respective subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(tt) The Issuers and each of their respective subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(uu) Except for (i) the potential downgrading of the Company’s SGL rating by Moody’s and (ii) the “negative watch” outlook for Dynegy Inc. issued by Standard & Poor’s Ratings Group prior to the date of this Agreement, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (a) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (b) has indicated to the Company or any Guarantor that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

(vv) Except for such matters as could not reasonably be expected to have a Material Adverse Effect, the Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA), has occurred with respect to any “pension plan” (as defined in ERISA), for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ww) Except as disclosed in the Offering Circular, Dynegy Inc. and its subsidiaries have filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency except where the same may be contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Issuers or any of their respective subsidiaries which has had (nor does the Company or the Guarantors have any knowledge of any tax deficiency in writing which, if determined adversely to the Issuers or any of their respective subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

(xx) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Securities.

(yy) The Offering Document contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(zz) The statements contained in the Offering Document (a) under the two captions entitled “Description of the Notes” and under the caption “Description of the Collateral,” insofar as such statements purport to constitute a summary of the terms of the Indenture, the Notes, the Guarantees and the Security Documents, (b) under the captions “Certain Relationships and Related Party Transactions,” “Description of the Amended Credit Facility,” “The Series B Preferred Stock Restructuring” and “Plan of Distribution”, insofar as such statements purport to constitute a summary of the documents referred to therein, and (c) under the caption “United States Federal Income Tax Considerations” relating to the offering of the Notes (but not the Existing Notes) insofar as such statements purport to constitute a summary of the United States federal tax laws referred to therein, in each case, are accurate and fairly summarize in all material respects the matters referred to therein.

(aaa) The market-related and customer-related data and estimates included in the Offering Document are based on or derived from sources which the Company believes to be reliable.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuers (a) the respective principal amounts of Offered Securities constituting 2010 Notes and the Guarantees thereof set forth in the first column opposite the names of the several Purchasers in Schedule A hereto, at a purchase price of 103.25% of the principal amount thereof plus accrued interest from August 11, 2003 to the Closing Date (as hereinafter defined) and (b) the respective principal amounts of Offered Securities constituting 2013 Notes and the Guarantees thereof set forth in the second column opposite the names of the several Purchasers in Schedule A hereto, at a purchase price of 104.25% of the principal amount thereof plus accrued interest from August 11, 2003 to the Closing Date.

The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Notes in definitive form (the “Global Notes”) with the Guarantees affixed thereto (together with the Global Notes, the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. At the Company’s option, the Offered Securities may be issued pursuant to the definitive Global Securities issued and authenticated in connection with the issuance of the Existing Notes and related Guarantees or pursuant to new definitive Global Securities issued and authenticated as of the Closing Date. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFB, on October 15, 2003, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the office of O’Melveny & Myers LLP, 30 Rockefeller Plaza, New York, New York 10112 at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally represents and warrants to the Issuers that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A (“Rule 144A”) or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each Purchaser severally represents and agrees that: (i) it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any of the Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any of the Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuers; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the of the Offered Securities in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Issuers. Each of the Issuers, jointly and severally, agrees with the several Purchasers that:

(a) The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplement without CSFB’s consent (which consent shall not be unreasonably withheld or delayed). If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b) The Company will furnish to CSFB copies of the Preliminary Offering Circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, and any Offered Securities remain “restricted securities” within the meaning of the Securities Act, the Company will promptly furnish or cause to be furnished to CSFB (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) The Issuers will use all commercially reasonable efforts to obtain the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that neither the Company nor any Guarantor will be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) During the period of two years after the Closing Date, the Company and Dynegy Inc. will, upon request, furnish to CSFB, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e) During the period of five years hereafter, unless such documents are available electronically via the EDGAR system maintained by the Commission, the Company and Dynegy Inc. will furnish to CSFB and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company and Dynegy Inc. will furnish to CSFB and, upon reasonable request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company and Dynegy Inc. mailed to stockholders, and (ii) the information required to be provided to the Trustee for the Offered Securities pursuant to the Indenture.

(f) Subject to the Purchasers’ compliance with its representations and warranties and agreements set forth in Section 4 hereof, the Issuers consent to the use of the Offering Document, and any amendments and supplements thereto required pursuant to Section 5(a) hereto, by the Purchasers.

(g) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them, unless such Offered Securities are resold in a transaction registered under the Securities Act.

(h) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(i) Each of the Issuers jointly and severally agree to pay all expenses incidental to the performance of its obligations under the Operative Documents including (i) the fees and expenses of the Trustee and the Collateral Agent and their respective professional advisers, (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of the Preliminary Offering Circular and the Offering Circular and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities, (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the state securities laws as provided in Section 5(c) and the printing of memoranda relating thereto, (v) for any fees charged by investment rating agencies for the rating of the Offered Securities, and (vi) for expenses incurred in distributing the Preliminary Offering Circular and the Offering Circular (including any amendments and supplements thereto) to the Purchasers. The Company agrees to pay or reimburse the Purchasers for reasonable fees and disbursements of counsel incurred in connection with the issuance, offer, sale and delivery of the Offered Securities up to $190,000 including any real estate recording fees and taxes. In addition, the Company agrees to pay or reimburse the Purchasers for all travel expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(j) In connection with the offering, until CSFB shall have notified the Company and the other Purchasers, which notice shall be promptly provided upon the written request of the Company, of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) For a period from the date of the initial offering of the Offered Securities by the Purchasers to the Closing Date, the Company and each of the Guarantors will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company or any Guarantor and having a maturity of more than one year from the date of issue except issuances of Offered Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Offered Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof. Neither the Company nor any Guarantor will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

(l) The Company will apply the net proceeds from the sale of the Offered Securities to be sold by it hereunder substantially in accordance with the description set forth in the Offering Document under the caption “Use of Proceeds.”

(m) Except as stated in this Agreement and in the Offering Document, neither the Issuers nor any of their respective affiliates have taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of the Guarantors to facilitate the sale or resale of the Offered Securities.

(n) To the extent that the Offered Securities are not already eligible for trading in PORTAL, the Issuers will use their best efforts to permit the Offered Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in PORTAL and to permit the Offered Securities to be eligible for clearance and settlement through DTC.

(o) The Issuers agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers or the resale of the Offered Securities.

(p) The Issuers agree to comply with all the terms and conditions of the Operative Documents and all agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Offered Securities by DTC for “book entry” transfer.

(q) The Issuers will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Purchasers’ obligations hereunder to purchase the Offered Securities.

6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers herein as of the date hereof and on the Closing Date, to the accuracy of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Purchasers shall have received a letter, substantially in the form attached hereto as Annex B, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”). Such letter shall be in form and substance reasonably satisfactory to the Purchasers as agreed as of the date hereof and shall cover the matters ordinarily covered by accountants’ “comfort letters” to initial purchasers in connection with offerings similar to the offering of the Offered Securities.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or any of the Guarantors and their respective subsidiaries taken as a whole which, in the judgment of a majority in interest of the Purchasers, including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) except for the potential downgrading of the Company’s SGL rating by Moody’s, any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or, except for the “negative watch” outlook for Dynegy Inc. issued by Standard & Poor’s Ratings Group prior to the date of this Agreement, any announcement that the Company has been placed on negative outlook as of or after the date of this Agreement; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers, including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any general banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and delivery and payment for the Offered Securities.

(c) The Collateral Trustee shall have received (with a copy for the Purchasers) at the Closing Date:

(i) such releases, reconveyances, satisfactions or other instruments as it may request to confirm the release, satisfaction and discharge in full of all mortgages and deeds of trust at any time delivered by the Company to secure any obligations in respect of the CoGen Lyondell credit facility, duly executed, delivered and acknowledged in recordable form by the grantee named therein or its of record successors or assigns; and

(ii) such other approvals, opinions or documents as the Purchasers, the Trustee or the Collateral Trustee may reasonably request in form and substance satisfactory to each of them.

(d) The Company shall have received the consent of the requisite lenders to consummate the Fourth Amendment. The Fourth Amendment shall amend the credit facility substantially on the terms set forth in the Offering Document, and such amendment shall have become effective prior to or on the Closing Date on substantially the terms described in the Offering Circular; upon the effectiveness of such amendment the consummation of the transactions contemplated under the Agreement shall not conflict with the Company’s Credit Agreement as then in effect; and the Purchasers shall have received counterparts, conformed as executed, of the Fourth Amendment to the Credit Agreement and such other documentation as they deem necessary to evidence the consummation thereof.

(e) The Purchasers shall have received an opinion, dated the Closing Date, of O’Melveny & Myers LLP, special counsel for the Issuers, that:

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority under the Delaware General Corporate Law (the “DGCL”) and its certificate of incorporation and bylaws to own its properties and conduct its business as described in the Offering Circular;

(ii) Each Guarantor listed on the signature pages to this Agreement organized under the laws of the State of New York (the “New York Guarantors”, each of which shall be identified in such opinion) is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the State of New York, has the corporate or limited liability company power and authority under the New York Business Corporation Law or the New York Limited Liability Company Law, as the case may be, and its certificate of incorporation and bylaws or limited liability company agreement, as the case may be, to own its properties and conduct its business as described in the Offering Circular;

(iii) Each Guarantor listed on the signature pages to this Agreement organized under the laws of the State of Delaware (the “Delaware Guarantors”, each of which shall be identified in such opinion) is validly existing as a corporation, limited liability company, general partnership or limited partnership, as the case may be, in good standing under the laws of the State of Delaware, has the corporate, limited liability company or partnership power and authority under the DGCL, the Delaware Limited Liability Company Act (the “LLC Act”), the Delaware Revised Uniform Partnership Act (the “General Partnership Act”) or the Delaware Revised Uniform Limited Partnership Act (the “Limited

Partnership Act”), as the case may be, and its certificate of incorporation and bylaws, limited liability company operating agreement, partnership agreement or limited partnership agreement, as the case may be, to own its properties and conduct its business as described in the Offering Circular;

(iv) The Company and each of the New York Guarantors and Delaware Guarantors has all requisite corporate, limited liability company power or partnership and authority, as the case may be, to enter into the Operative Documents and the Company and each of the New York Guarantors and Delaware Guarantors has requisite corporate, limited liability company or partnership power and authority under the DGCL, the LLC Act, the General Partnership Act, the Limited Partnership Act and the laws of the State of New York, as the case may be, to authorize, issue and sell the Notes and the New York and Delaware Guarantees, as the case may be, as contemplated by this Agreement;

(v) The issuance of the Notes has been duly authorized by all necessary corporate action on the part of the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be the legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless whether considered in a proceeding in equity or at law. The Notes conform in all material respects to the description thereof in the Offering Document;

(vi) The issuance of the Guarantee of each of the New York Guarantors and the Delaware Guarantors has been duly authorized by all necessary corporate, limited liability company action or partnership action, as the case may be, on the part of such New York Guarantor or Delaware Guarantor, as the case may be, and, assuming due authorization by the Colorado, Connecticut, Illinois, Michigan, Nevada, Texas, Virginia, Canadian and the United Kingdom Guarantors (each as identified on the signature pages to this Agreement, and such Guarantors collectively the “Other Guarantors”), when executed by each such Guarantor and when the Notes on which Guarantees have been endorsed have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor will be legally valid and obligation of such Guarantor, enforceable against such Guarantor, as the case may be, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless whether considered in a proceeding in equity or at law. The Guarantees conform in all material respects to the description thereof in the Offering Document;

(vii) The execution and delivery of the Indenture have been authorized by all necessary action under the DGCL, the LLC Act, the General Partnership Act, the Limited Partnership Act and the laws of the State of New York and the applicable partnership agreements and limited liability company organizational documents, as the case may be, on the part of the Company and each of the New York Guarantors and the Delaware Guarantors and, assuming the due authorization, execution and delivery thereof by the Other Guarantors, is the legally valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless whether considered in a proceeding in equity or at law. The Indenture conforms in all material respects to the description thereof in the Offering Document;

(viii) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

(ix) The execution and delivery of each Security Document (other than the Mortgages, as to which such counsel need not express any opinion) have been authorized by all necessary corporate action, by all necessary action under the LLC Act, the General Partnership Act, the Limited Partnership Act, the applicable partnership agreements and limited liability company organizational documents, as the case may be, on the part of the Company and each of the New York Guarantors and the Delaware Guarantors and, assuming due authorization by the Other Guarantors, is the legally valid and binding obligation of the Company and each of the Guarantors that is a party to each such Security Document, enforceable against the Company and each of the Guarantors (to the extent a party thereto) in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless whether considered in a proceeding in equity or at law. The Security Documents, to the extent described in the Offering Circular, conform in all material respects to the descriptions thereof in the Offering Circular;

(x) The Security Documents create security interests in favor of the Collateral Agent in the Collateral (as defined in the Security Documents), as security for the Offered Securities, in which a security interest can be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York, except that to the extent any part of such Collateral consists of an EWG located in the state of New York or an interest therein, the Security Documents will create such security interests only upon the prior satisfaction or waiver of any Regulatory Act that may be required pursuant to Section 70 of the New York Public Service Code;

(xi) The Collateral Agent has received a perfected security interest in the Issuer’s and each Delaware Guarantor’s interest in the Collateral (as defined in the Security Documents), to the extent a security interest in such Collateral can be perfected under the Uniform Commercial Code as in effect in the State of Delaware by the filing of a financing statement in Delaware, except that to the extent any part of the Collateral consists of an EWG located in the state of New York or an interest therein, the Security Documents will create such security interests only upon the prior satisfaction or waiver of any Regulatory Act that may be required pursuant to Section 70 of the New York Public

Service Code (assuming the proper filing of UCC-1 Financing Statements with the Secretary of the State of Delaware on or about August 11, 2003);

(xii) The Collateral Agent has received a perfected security interest in the New York Guarantor’s interest in the Collateral (as defined in the Security Documents), to the extent a security interest in such Collateral can be perfected under the Code by the filing of a financing statement in New York (assuming the proper filing of UCC-1 Financing Statements with the Secretary of the State of Delaware on or about August 11, 2003);

(xiii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” required to register under the Investment Company Act and the rules and regulations of the Commission thereunder;

(xiv) Neither the Company nor Dynegy Inc. is (i) a registered holding company or is required, by Section 5 of the Public Utility Holding Company Act of 1935, as amended (“PUHCA”), to register as a holding company, or (ii) a “subsidiary company” (as defined in PUHCA) of a company that is a registered holding company or is required by Section 5 of PUHCA, to register as a holding company;

(xv) No approval or authorization under the FPA is required for the execution and delivery by the Issuers of this Agreement, the Offered Securities and the Indenture, the performance by the Issuers of the obligations thereunder and the grant by the Issuers of the security interests to be granted by them pursuant to the provisions of the Security Documents;

(xvi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under Applicable Laws for the consummation of the transactions contemplated by the Operative Documents in connection with the issuance or sale of the Offered Securities by the Company on the Closing Date and the New York Guarantors and the Delaware Guarantors, except with respect to the Collateral to be made or otherwise delivered as of or after the Closing Date to perfect the security interests created by the Security Documents; except that this opinion shall be limited to the following (the “Applicable Laws”): the NYBCL, the DGCL, the LLC Act, the Limited Partnership Act and the General Partnership Act, each as currently in effect on the Closing Date, and those current statutes, rules or regulations of any governmental, legislative, judicial, administrative or regulatory body of the State of New York and the United States of America by which the Company or the New York Guarantors or the Delaware Guarantors is bound, which such counsel has, in the exercise of customary professional diligence, recognized as applicable to the transactions of the type contemplated by the Purchase Agreement other than (i) the anti-fraud provisions and registration requirements of the federal securities laws and the rules and regulations of the Commission thereunder (which, in the case of registration requirements, is the subject of the opinion set forth in paragraph (xx) of the opinion), (ii) applicable state or foreign securities or Blue Sky laws, (iii) the rules and regulations of the NASD in connection with the purchase and distribution of the Offered Securities by the Purchasers, (iv) energy regulatory laws (except to the extent set forth in paragraphs (xiv) and (xv) of the opinion) and (v) Regulatory Acts;

(xvii) The execution and delivery by each of the Company and the Guarantors of each of the Operative Documents to which it is a party, the issuance, sale and delivery of the Offered Securities and performance by each of the Company and the Guarantors will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any Applicable Laws, (ii) any agreement or instrument to which the Company, any Guarantor or any of their respective subsidiaries is a party or by which the Company, any Guarantor or any of their respective subsidiaries is bound or to which any of the properties of the Company, any Guarantor or any of their respective subsidiaries is subject that is filed pursuant to paragraph 4 or paragraph 10 of Item 601 of Regulation S-K as an exhibit to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2002 and to the Company’s other reports filed since January 1, 2003 pursuant to Section 13 of the Exchange Act or (iii) the charter or by-laws of the Company, any Guarantor or any of their respective subsidiaries;

(xviii) This Agreement has been duly authorized, executed and delivered by the Company and each New York Guarantor and Delaware Guarantor;

(xix) The statements contained in the Offering Document (a) under the two captions entitled “Description of the Notes” and under the caption “Description of the Collateral,” insofar as such statements purport to constitute a summary of the terms of the Indenture, the Notes, the Guarantees and the Security Documents, (b) under the captions “Certain Relationships and Related Party Transactions,” “Description of the Amended Credit Facility,” “The Series B Preferred Stock Restructuring” and “Plan of Distribution”, insofar as such statements purport to constitute a summary of the documents referred to therein, and (c) under the caption “United States Federal Income Tax Considerations” relating to the offering of the Notes (but not the Existing Notes) insofar as such statements purport to constitute a summary of the United States federal tax laws referred to therein, in each case, are accurate and fairly summarize in all material respects the matters referred to therein; and

(xx) Assuming without independent investigation, (a) that the Offered Securities are sold to the Purchasers, and initially resold by the Purchasers, in accordance with the terms of and in the manner contemplated by, the Purchase Agreement and the Offering Circular; (b) the accuracy of the representations and warranties of the Company and the Guarantors set forth in the Purchase Agreement and in those certain certificates delivered at the closing; (c) the accuracy of the representations and warranties of the Purchasers set forth in the Purchase Agreement; (d) the due performance and compliance by the Company, the Guarantor and the Purchasers of their respective covenants and agreements set forth in the Purchase Agreement; and (e) the Purchasers’ compliance with the Offering Circular and the transfer procedures and restrictions described therein, it is not necessary to register the Offered Securities under the Securities Act or to qualify the Indenture in respect thereof under the TIA in connection with the issuance and sale of the Offered Securities by the Company to the Purchasers or in connection with the offer, resale and delivery of the Offered Securities by the Purchasers in the manner contemplated by the Purchase Agreement and the Offering Circular, it being expressly understood that such counsel need not express any opinion as to any subsequent offer or resale of any of the Offered Securities.

Such shall also state that no facts came to such counsel’s attention that caused such counsel to believe that the Offering Circular, as of its date or the date of any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained in the Offering Circular.

(f) Local counsel to the Company in Colorado, Connecticut, Illinois, Kentucky, Louisiana, Michigan, Nevada, Ohio, Texas, Virginia and Washington (and with respect to the Mortgages only, in North Carolina) shall have furnished to the Purchasers their written opinions, dated the Closing Date, substantially in the form attached hereto as Annex A. Such opinions shall be in form and substance reasonably satisfactory to the Purchasers hereto as agreed as of the date hereof, as to such matters under the laws of their respective states as the Purchasers may reasonably request.

(g) The Purchasers shall have received an opinion, dated the Closing Date, of Kevin Blodgett, Group General Counsel—Corporate Finance & Securities for Dynegy Inc., that:

(i) As of June 30, 2003, the Company has an authorized capitalization of 1,000 shares of common stock, $1.00 par value per share, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and except as set forth in the Offering Document, the capital stock of each subsidiary owned by the Company or the Guarantors, as the case may be, directly or through subsidiaries, to his knowledge is owned free from liens, encumbrances and material defects;

(ii) Except as set forth in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Offered Securities and Guarantees registered pursuant to any Registration Statement; and

(iii) To such counsel’s knowledge, and other than as set forth in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any Guarantor or any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Company, any Guarantor or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to such counsel’s knowledge, threatened or contemplated; and

Such shall also state that no facts came to such counsel’s attention that caused such counsel to believe that the Offering Circular, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular. Such counsel also shall confirm, based on certificates of public officials, that the Company is duly qualified to do business as a foreign corporation in good standing in the other jurisdictions where so qualified and nothing has come to the attention of such counsel to cause him to believe that the Company is not so duly qualified, in each case except to the extent the failure to so qualify or be in good standing in such other jurisdictions could not reasonably be expected to have a Material Adverse Effect.

(h) The Purchasers shall have received from Latham & Watkins LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company and certain Guarantors, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Notes and the Guarantees by the Issuers, respectively, to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and Dynegy Inc. in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and each Guarantor in this Agreement and the Security Documents are true and correct, that the Company and each Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under other Operative Documents at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event that reasonably could be expected to result in a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or prospects of the Company, any Guarantor or any of their respective subsidiaries except as set forth in the Offering Circular (exclusive of any amendment or supplement thereto on or after the date hereof).

(j) The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(k) As of the Closing Date, the representations and warranties contained in the Operative Documents will be true and correct in all material respects.

(l) The Company shall have furnished or caused to be furnished to the Trustee on the Closing Date certificates of officers of the Company reasonably satisfactory to the Trustee as to the accuracy of the representations and warranties of the Obligors in the Operative Documents at and as of such Closing Date and as to such other matters as the Trustee may reasonably request.

(m) The Trustee and the Collateral Agent shall have received evidence reasonably satisfactory to the Trustee and the Collateral Agent that the Collateral Agent shall have “control” (within the meaning of Sections 8-106 and 9-106 of the Uniform Commercial Code) over any securities accounts included in the Collateral.

(n) On the Closing Date, each Operative Document will conform, as to legal matters, in all material respects to the description thereof contained in the Offering Circular.

(o) The Company and each Guarantor will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

7. Indemnification and Contribution.

(a) The Company and each Guarantor will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, affiliates, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s or any Guarantor’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses actually and reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Purchaser (or any person controlling any Purchaser) to the extent that such losses, claims, damages or liabilities arise out of or based upon (x) any untrue statement or alleged untrue statement of any material fact in the Preliminary Offering Circular or (y) the omission or alleged omission to state in the Preliminary Offering Circular a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if and only if: (1) the person asserting such losses, claims, damages or liabilities purchased Offered Securities from such Purchaser in the initial resale by such Purchaser (such person, an “Initial Resale Purchaser”) and a copy of the Offering Circular was not sent or given by or on behalf of such Purchaser to such Initial Resale Purchaser, (2) the Company furnished to the Purchasers sufficient copies of the Offering Circular on a timely basis to permit delivery of the Offering Circular by the Purchasers to all Initial Resale Purchasers at or prior to the delivery of the written confirmation of the sale of the Offered Securities to such person, and (3) the disclosure contained in the Offering Circular cured the defect in the Preliminary Offering Circular giving rise to such losses, claims, damages or liabilities.

(b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each Guarantor and their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and any Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the third, fifth, seventh and ninth paragraphs under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s or any Guarantor’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; (or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Purchaser, its affiliates, directors and officers and any control persons of such Purchaser shall be designated in writing by CSFB and any such separate firm for the Company, the Guarantors, their directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Purchasers from the Issuers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company and each Guarantor under this Section shall be in addition to any liability which the Company and each Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuers, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, its affiliates, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuers and the Purchasers pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall remain in effect; provided, that if this Agreement is terminated pursuant to Section 8 hereof, the Issuers shall not be obligated to reimburse any defaulting Purchaser on account of any expenses that otherwise would have been reimbursed hereunder. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Issuers will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered, faxed or sent by courier to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group (Fax: 212-325-4296), or, if sent to the Company or any Guarantor, will be mailed, delivered or telegraphed and confirmed to it at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002 Attention: General Counsel (Fax: 713-507-6808); provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered, faxed or sent by courier and confirmed to such Purchaser.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties hereto.

12. Representation of Purchasers. CSFB will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFB will be binding upon all the Purchasers.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company and each Guarantor hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Issuers and the several Purchasers in accordance with its terms.

Very truly yours,

DYNEGY HOLDINGS INC.

By:	/s/ Robert T. Ray

Name: Robert T. Ray Title: Senior Vice President and Treasurer

DYNEGY INC.

BG HOLDINGS, INC.

ILLINOVA CORPORATION

ILLINOVA ENERGY PARTNERS, INC.

ILLINOVA GENERATING COMPANY

IGC GRIMES COUNTY, INC.

IGC GRIMES FRONTIER, INC.

IPG FERNDALE, INC.

IPG PARIS, INC.

CHARTER OAK (PARIS), INC.

By:	/s/ Robert T. Ray

Name: Robert T. Ray Title: Sr. Vice President-Treasurer

[continued]

DYNEGY POWER CORP.	DPC II INC.

DYNEGY SERVICES, INC.	DYNEGY POWER MANAGEMENT SERVICES, L.P.,

By: Dynegy Services, Inc., its general partner

DYNEGY ENGINEERING, INC.	CALCASIEU POWER, INC.

DYNEGY OPERATING COMPANY	DYNEGY PARTS AND TECHNICAL SERVICES, INC.

DYNEGY POWER MANAGEMENT SERVICES, INC.	HEP COGEN, INC.

NORTHWAY COGEN, INC.	DYNEGY POWER INVESTMENTS, INC.

DYNEGY POWER SERVICES, INC.	DYNEGY POWER NEVADA, INC.

MICHIGAN COGEN, INC.	MICHIGAN POWER, INC.

MICHIGAN POWER HOLDINGS, INC.	OCG COGEN, INC.

OYSTER CREEK COGEN, INC.	RRP COMPANY

DPC COLOMBIA – OPON POWER RESOURCES COMPANY	TERMO SANTANDER HOLDING, LLC

RIVERSIDE GENERATION, INC.	RIVERSIDE GENERATING COMPANY, L.L.C.

ROLLING HILLS GENERATION, INC.	DYNEGY RENAISSANCE POWER, INC.

DYNEGY NORTHEAST GENERATION, INC.	HUDSON POWER, L.L.C.

DYNEGY MIDSTREAM GP, INC.	DYNEGY LIQUIDS G.P., L.L.C.

By: Dynegy Midstream Service, Limited Partnership, its sole member

By: Dynegy Midstream G.P., Inc. its general partner

On behalf of each of the entities listed above:	On behalf of each of the entities listed above:

By:	/s/ Robert T. Ray	By:	/s/ Robert T. Ray

	Name: Robert T. Ray Title: Sr. Vice President-Treasurer		Name: Robert T. Ray Title: Sr. Vice President-Treasurer

DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP	DYNEGY LIQUIDS MARKETING AND TRADE

By: Dynegy Midstream G.P., Inc., its general partner

DYNEGY OPI, LLC	DYNEGY NGL PIPELINE COMPANY, LLC

DYNEGY INTRASTATE PIPELINE, LLC	DYNEGY ENERGY PIPELINE COMPANY LLC

DYNEGY UPPER HOLDINGS, L.L.C.	DMG ENTERPRISES, INC.

HAVANA DOCK ENTERPRISES, LLC	DMT HOLDINGS, INC.

DMT G.P., L.L.C.	DMT HOLDINGS, L.P.

By: DMT G.P., L.L.C., its general partner

DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	NGC STORAGE, INC.

BLACK THUNDER MEMBER, INC.	PARISH POWER, INC.

CALCASIEU POWER, L.L.C.	DELTA COGEN, INC.

COGEN POWER, INC.	COGEN POWER, L.P.

By: CoGen Power, Inc., its general partner

DYNEGY POWER HOLDINGS, INC.	MIDSTREAM BARGE COMPANY, L.L.C.

DYNEGY REGULATED HOLDINGS, LLC	BLACK MOUNTAIN COGEN, INC.

BLUEGRASS GENERATION, INC.	BLUEGRASS GENERATION COMPANY, L.L.C.

DYNEGY CABRILLO II LLC	DYNEGY HOLDING COMPANY, L.L.C.

On behalf of each of the entities listed above:	On behalf of each of the entities listed above:

By:	/s/ Robert T. Ray	By:	/s/ Robert T. Ray

	Name: Robert T. Ray Title: Sr. Vice President-Treasurer		Name: Robert T. Ray Title: Sr. Vice President-Treasurer

	BLUE RIDGE GENERATION INC.		BLUE RIDGE GENERATION LLC

	CHICKAHOMINY GENERATING COMPANY		CHICKAHOMINY POWER, LLC

	FLORIDA MERCANTILE POWER, INC.		PALMETTO POWER, L.L.C.

	GASIFICATION SERVICES, INC.		GEORGIA MERCANTILE POWER, INC.

	HEARD COUNTY POWER, L.L.C.		HART COUNTY IPP, INC.

	HARTWELL INDEPENDENT POWER PARTNERS, INC.		HARTWELL POWER COMPANY

	DYNEGY ROSETON, L.L.C.		DYNEGY HUDSON POWER RETAIL, L.L.C.

	DYNEGY GLOBAL ENERGY, INC.		DYNEGY BROADBAND MARKETING AND TRADE

	DYNEGY GP INC.		DYNEGY MARKETING AND TRADE

By: Dynegy GP, Inc. its general partner

	DYNEGY TECHNOLOGY CAPITAL CORP.		DYNEGY STRATEGIC INVESTMENTS GP, L.LC.
	DYNEGY STRATEGIC INVESTMENTS, L.P.		RENAISSANCE POWER, L.L.C.

By: Dynegy Strategic Investments GP, L.L.C., its general partner

	ROLLING HILLS GENERATING, L.L.C.		DYNEGY POWER MARKETING, INC.

	DYNEGY ENERGY SERVICES, INC.		ILLINOIS POWER ENERGY, INC.

DES NORTHEAST, INC.

	On behalf of each of the entities listed above:		On behalf of each of the entities listed above:

By:	/s/ Robert T. Ray	By:	/s/ Robert T. Ray

	Name: Robert T. Ray Title: Sr. Vice President-Treasurer		Name: Robert T. Ray Title: Sr. Vice President-Treasurer

	DEM GP, LLC		DYNEGY ENERGY MARKETING, LP

By: DEM GP, LLC, its general partner

	DYNEGY ADMINISTRATIVE SERVICES COMPANY		NIPC, INC.

	DFS L.P., LLC		DYNEGY CATLIN MEMBER, INC.

	DFS GENERAL PARTNER, LLC		DYNEGY FINANCIAL SERVICES, LIMITED PARTNERSHIP

By: DFS General Partner, LLC, its general partner

	DYNEGY MIDWEST GENERATION, INC.		DYNEGY I.T., INC.

	CHESAPEAKE POWER, INC.		JAMES RIVER ENERGY CORP.

	DPC POWER RESOURCES HOLDING COMPANY		DRY CREEK POWER, INC.

	ROCKINGHAM POWER, L.L.C.		DYNEGY POWER DEVELOPMENT COMPANY

	On behalf of each of the entities listed above:		On behalf of each of the entities listed above:

By:	/s/ Robert T. Ray	By:	/s/ Robert T. Ray

	Name: Robert T. Ray Title: Sr. Vice President-Treasurer		Name: Robert T. Ray Title: Sr. Vice President-Treasurer

DYNEGY DANSKAMMER, L.L.C.

		By:	/s/ Charles C. Cook

Name: Charles C. Cook Title: Vice President

DYNEGY MANAGEMENT, INC.

DMS LP, INC.

DMT L.P., L.L.C.

DYNEGY STRATEGIC INVESTMENTS LP, INC.

DEM LP, LLC

		By:	/s/ Larry F. Altenbaumer

Name: Larry F. Altenbaumer Title: President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC BANC OF AMERICA SECURITIES LLC CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES INC. LEHMAN BROTHERS INC.

By: CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Jamie Welch

Name: Jamie Welch Title: Managing Director

SCHEDULE A

Purchaser	Principal Amount of 2010 Offered Securities	Principal Amount of 2013 Offered Securities
Credit Suisse First Boston LLC	$50,000,000	$100,000,000
Banc of America Securities LLC	$12,500,000	$25,000,000
Citigroup Global Markets Inc.	$12,500,000	$25,000,000
J.P. Morgan Securities Inc.	$12,500,000	$25,000,000
Lehman Brothers Inc.	$12,500,000	$25,000,000
Total	$100,000,000	$200,000,000

SCHEDULE B

List of New Mortgages and Amended Mortgages

The following list of mortgages describes each mortgage to be filed in each county and/or parish where real property assets to be mortgaged are located. In some instances, more than one mortgage was filed in a single county and/or parish because more than one asset was located in that county and/or parish. For example, one mortgage may cover the fee property and another may cover the fee property and associated pipelines, gathering systems or compressors located in that county and/or parish.

1.	Mortgage, Security Interest, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October ___, 2003, filed in Acadia Parish, Louisiana

2.	Mortgage, Security Interest, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October ___, 2003, filed in Jefferson Davis Parish, Louisiana

3.	Mortgage, Security Interest, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, LP and Dynegy OPI, LLC, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October ___, 2003, filed in Calcasieu Parish, Louisiana

4.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October ___, 2003, filed in Calcasieu Parish, Louisiana

5.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy NGL Pipeline Company, LLC, for the benefit of Wells Fargo Bank Minnesota, N.A., dated as of October ___, 2003, filed in Calcasieu Parish, Louisiana

6.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October ___, 2003, filed in Cameron Parish, Louisiana

7.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October ___, 2003, filed with the Minerals Management Service.

8.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October ___, 2003, filed in Tangipahoa Parish, Louisiana

9.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in Acadia Parish, Louisiana

10.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in Vermillion Parish, Louisiana

11.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in Ascension Parish, Louisiana

12.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in Terrebone Parish, Louisiana

13.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in Saint Bernard Parish, Louisiana

14.	Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filings and Financing Statement by Dynegy Midstream Services, Limited Partnership, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in St. Mary Parish, Louisiana

15.	Leasehold Mortgages, Security Agreement, Assignment of Rents and Leases and Fixture Filing by Riverside Generating Company, L.L.C., for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in Lawrence County, Kentucky

16.	Deed of Trust, by Rockingham North Carolina Rockingham Power, L.L.C., for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in Rockingham County, North Carolina

17.	Open-end Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filings by Rolling Hills Generating, L.L.C., for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in Vinton County, Ohio

18.	Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filings by Bluegrass Generation Company, L.L.C, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in Oldham County, Kentucky

19.	Multiple Indebtedness Leasehold Interest, Security Agreement, Assignment of Rents and Leases and Collateral Assignment of Proceeds, by Calcasieu Power LLC, for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in Calcasieu Parish, Louisiana

20.	Modification to Second Lien Fleet Mortgage, by Midstream Barge Company, L.L.C. for the benefit of Wells Fargo Bank Minnesota, N.A., dated October , 2003, filed in West Virginia.

ANNEX A

[form of local counsel opinion]

(i) Each of [            ] (collectively, the “Guarantors”) has been duly incorporated or formed and is an existing corporation in good standing under the laws of the State of [            ];

(ii) Each of the Guarantors has all requisite corporate power and authority to enter into the Operative Documents and has full power and authority to authorize and perform their respective obligations related to their respective Guarantees as contemplated by this Agreement;

(iii) The execution and delivery by the Guarantors of their respective Guarantees and the performance of the Guarantors of their obligations thereunder have been duly authorized by all requisite corporate action on the part of the Guarantors;

(iv) The Indenture has been duly authorized, executed and delivered by each of the Guarantors;

(v) The execution, delivery and performance of the Operative Documents, the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Guarantor or any of their respective subsidiaries or any of their properties or (ii) the charter or by-laws of any Guarantor or any of its subsidiaries;

(vi) The Security Documents (other than the Mortgages) have been duly authorized, executed and delivered by each of the Guarantors;

(vii) This Agreement has been duly authorized, executed and delivered by the Guarantor;

(viii) The [STATE] Financing Statements are in appropriate form for filing in the Office of the Secretary of State or of the State of [STATE]. Upon the proper filing of the [STATE] Financing Statement in the Office of the Secretary of State of the State of [STATE] the security interest in favor of the Collateral Agent in the Collateral described in the [STATE] Financing Statement will be perfected to the extent a security interest in such Collateral can be perfected under the [STATE] UCC by the filing of a financing statement in that State;

(ix) The choice of New York law as the governing law for each of the New York Law Documents will be recognized in the state and federal courts sitting in and applying the laws of [STATE] as a valid choice of law in any action to enforce such New York Law Document;

(x) No Governmental Approval (as defined below) which has not been obtained or taken and is not in full force and effect is required to be obtained or taken by [            ] to authorize or is required in connection with the execution, delivery or performance of the Guarantee by [        ];

“Governmental Approvals” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority of the State of [            ] pursuant to any [Applicable Laws];

(xi) [Illinois only] Neither [Insert applicable Obligor] nor any subsidiary of [Insert applicable Obligor] is a “public utility” or an “electric utility” as those terms are defined in the Illinois Public Utilities Act;

(xii) [Colorado and other jurisdictions to the extent agreed upon by local counsel] Based solely on the Organizational Documents and the Certificate, [        ] is owned         % by [            ] and         % by [            ], in each case, free and clear of any Liens except those created or permitted under the Security Documents (other than the Mortgages);

(xiii) [Colorado and other jurisdictions to the extent agreed upon by local counsel] The pledge of the partnership interests in [            ] as security for the Obligations pursuant to the Security Documents (other than the Mortgages) has been duly authorized by all requisite partnership action on the part of [            ]; and

(xiv) [Colorado and other jurisdictions to the extent agreed upon by local counsel] No Governmental approval which has not been obtained or taken and is not in full force and effect is required to be obtained or taken by the Guarantors or [            ] in connection with the pledge of the partnership interests in [            ] to be pledged as security for the Obligations pursuant to the Security Documents(other than the Mortgages).

ANNEX B

[form of comfort letter]